Exhibit 99.2

For Immediate Release

Xplore Closes Purchase of Motion Computing

Acquisition Provides Xplore Most Comprehensive Portfolio of Rugged Tablets

Austin, Texas — April 17, 2015 - Xplore Technologies Corp. (NASDAQ: XPLR) (“Xplore” or the “Company”), a manufacturer of award-winning rugged tablet PCs, announced today the closing of its previously disclosed acquisition of substantially all of the assets of Motion Computing, Inc. and its subsidiaries (“Motion”).

The transaction was effected through an asset purchase and sale agreement by and among Xplore, Motion and Square 1 Bank, Motion’s senior secured lender. Xplore acquired Motion for approximately $9 million in cash, plus the assumption of approximately $7 million in net liabilities. Xplore consummated the transaction using proceeds from a new $15 million credit facility with Square 1 Bank.

Xplore intends to file a current report on Form 8-K on or about June 30, 2015 that will include Motion’s audited financial statements, as well as historical pro forma financial information for the combined businesses.

The Company conducted a conference call at 4:30 pm EST on Thursday, April 16, 2015 to provide additional information on this transaction. A replay of the conference call is available until May 15, 2015, by calling 877-660-6853 from the United States or 201-612-7415 from outside the United States and entering conference ID number 13606316.

About Xplore Technologies®

Xplore Technologies Corp. has been a leading global provider of truly rugged tablets since 1996. Xplore tablets are among the most powerful and longest lasting in their class, withstand nearly any hazardous condition or environmental extreme, and feature competitive pricing and significant ROI. The company's products are sold on a global basis, with channel partners in the United States, Canada, Europe and Asia Pacific. Xplore Technologies’ tablets are deployed across a variety of industries and sectors, such as energy, military operations, manufacturing, distribution, public services, public safety, government, and other areas with hazardous work conditions. For more information, visit the Xplore Technologies website at www.xploretech.com.

Xplore: For Investor Information Contact:
Chris Schreiber

Taglich Brothers

cs@taglichbrothers.com
(917) 445-6207

About Motion

Motion Computing® empowers organizations worldwide with technology solutions designed to optimize the performance of mobile workers. Building on a foundation of award-winning technical expertise and decades of industry experience, the Motion® team makes it their business to understand your business. Through industry-leading rugged tablet PCs, tailored accessories and services – Motion delivers mobile technology solutions customized to business workflows. Purposely built for vertical markets including field service, healthcare, utilities, construction, retail, public safety and first responders - Motion’s suite of mobile technology solutions improves worker productivity, data accuracy and security, while enabling real-time decision making at the point-of-service. Customers report lower operational expenses, increased efficiency and enhanced customer service. Motion makes its solutions available through a global network of value added resellers and distributors.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.